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                                                                    EXHIBIT 99.3

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

---------------------------------------------------------   ----------------------------------------------------------
                              GIVE THE                                                   GIVE THE EMPLOYER
                              SOCIAL SECURITY                                            IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:     NUMBER OF--                   FOR THIS TYPE OF ACCOUNT:    NUMBER OF--
---------------------------------------------------------   ----------------------------------------------------------
1.   Individual               The individual                6.   Sole proprietorship     The owner(3)

2.   Two or more              The actual owner of           7.   A valid trust, estate   The legal entity(4)
     individuals (joint       the account or, if                 or pension trust
     account)                 combined funds, the
                              first individual on the
                              account(1)

3.   Custodian account of     The minor(2)                  8.   Corporate               The corporation
     a minor (Uniform
     Gift to Minors Act)

4.   a. The usual             The grantor-trustee(1)        9.   Association, club,      The organization
        revocable                                                religious, charitable,
                                                                 educational, or other
     b. So-called trust       The actual owner(1)                tax-exempt
        account that is not                                      organization
        a legal or valid
        trust under state
        law

5.   Sole proprietorship      The owner(3)                  10.  Partnership             The partnership

                                                            11.  A broker or             The broker or nominee
                                                                 registered nominee

                                                            12.  Account with the        The public entity
                                                                 Department of
                                                                 agriculture in the
                                                                 name of a public
                                                                 entity (such as a state
                                                                 or local government,
                                                                 school district, or
                                                                 prison) that receives
                                                                 agricultural program
                                                                 payments
---------------------------------------------------------   ----------------------------------------------------------

(1) List first circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number of your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title).

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2




OBTAINING A NUMBER

If you don't have a taxpayer identification number, obtain Form SS-5, Application for a Social Security Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from the withholding include

o An organization exempt from tax under Section 501(a), a individual retirement account (IRA), or a custodian account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

o The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any of the foregoing.

o    An international organization or any agency or instrumentality thereof.

o A foreign government an any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

o    A corporation.

o    A financial institution.

o A dealer of securities or commodities required to register in the United States, the District of Columbia, a possession of the United States.

o    A real estate investment trust.

o    A common trust fund operated by a bank under Section 584(a).

o An entity registered at all times during the tax year under the Investment Company Act of 1940.

o A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.

o A futures commission merchant registered with the Commodity Futures Trading Commission.

o    A foreign central bank.

Payees of dividends and patronage dividends generally exempt from backup withholding include:

o    Payments to nonresident aliens subject to withholding under Section 1441.

o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

o    Payments of patronage dividends not paid in money.

o    Payments made by certain foreign organizations.

o    Section 404(k) payments made by an ESOP.

Payments of interest generally exempt from backup withholding include:

o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

o    Payments described in Section 6049(b)(5) to nonresident aliens.

o    Payments on tax-free covenant bonds under Section 1451.

o    Payments made by certain foreign organizations.

Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see Sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A AND 6050N and the regulations thereunder.

EXEMPT PAYEES SHOULD COMPLETE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. Furnish your taxpayer identification number, write "EXEMPT" on the form, sign and date the form and return it to the payer.


PRIVATE ACT NOTICE.--Section 6019 requires you to provide your correct taxpayer identification number to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                       YOUR TAX CONSULTANT OR THE INTERNAL
                                REVENUE SERVICE.